UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2019 (July 5, 2019)
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (972) 443-4000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CE	New York Stock Exchange
1.125% Senior Notes due 2023	CE /23	New York Stock Exchange
1.250% Senior Notes due 2025	CE /25	New York Stock Exchange
2.125% Senior Notes due 2027	CE /27	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement
On July 8, 2019, Celanese Corporation (the “Company”), through certain of its subsidiaries, amended its existing accounts receivable securitization facility (the “Facility”) pursuant to a Sixth Amendment (the “Sixth Amendment”), by and among CE Receivables LLC, a wholly-owned, “bankruptcy remote” special purpose subsidiary of an originator (the “SPE”), Celanese International Corporation (“CIC”), and the various Conduit Purchasers, Related Committed Purchasers, LC Banks, and Purchaser Agents from time to time party thereto, and PNC Bank, National Association, as administrator (the “Administrator”), to that certain Receivables Purchase Agreement, dated as of August 28, 2013 (as amended by Amendment No. 1, dated as of August 31, 2013, Amendment No. 2, dated as of October 20, 2014, Amendment No. 3, dated as of February 2, 2015, the Omnibus Amendment, dated as of December 1, 2015, and the Omnibus Amendment No. 2, dated as of July 8, 2016, the “Purchase Agreement”) among the SPE, CIC, as initial servicer, the various Conduit Purchasers, Related Committed Purchasers, LC Banks, and Purchaser Agents from time to time party thereto and the Administrator.
Pursuant to the Sixth Amendment, (i) the maturity date of the Facility was extended to July 6, 2020, (ii) certain events of default were modified, (iii) certain provisions relating to limitations on concentrations of obligors were modified, (iv) modifications were made to certain of the components that are used to calculate the amount of reserves the SPE is required to maintain, (v) PNC Bank, National Association and certain of its affiliates became parties to the Purchase Agreement as a Conduit Purchaser, a Related Committed Purchaser, a LC Bank, a Purchaser Agent, Administrator and Structuring Agent, as applicable, and (vi) subject to the execution and delivery of a payoff letter, the obligations of The Bank of Tokyo Mitsubishi UFJ, Ltd., New York Branch and certain of its affiliates under the Purchase Agreement shall cease. On July 5, 2019, all outstanding letters of credit issued under the Facility were transferred to and assumed by the respective issuing banks, and Celanese US Holdings LLC, a subsidiary of the Company, entered into reimbursement agreements with the issuing banks with agreement to reimburse the issuing banks in the event of a draw under any of the outstanding letters of credit.
The foregoing description of the material terms of the Sixth Amendment is qualified in its entirety by reference to the Sixth Amendment, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number
Description

10.1
Sixth Amendment to Receivables Purchase Agreement, dated July 8, 2019, among CE Receivables LLC, Celanese International Corporation, various Conduit Purchasers, Related Committed Purchases, LC Banks and Purchaser Agents, and PNC Bank, National Association, as administrator.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date:	July 10, 2019